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                                                               Exhibit 23.1










INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-51706, No. 333-64610 and No. 333-82102 on Form S-8 of Coach, Inc., of our
report dated July 29, 2002 (August 30, 2002 as to Note 22), appearing in this Annual Report on Form 10-K of Coach, Inc. for the year ended June 29, 2002.



DELOITTE & TOUCHE LLP

New York, New York
September 18, 2002